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                                  Exhibit 10.13

                                 Lease Agreement

This Lease is made by and between LESSOR : Kan, Hung-Sen([ ][ ][ ])(hereinafter referred to as "Party A") and LESSEE : Kid Castle Internet Technology Corporation (hereinafter referred to as "Party B") for the lease of premises hereunder. Both parties agree to abide by the terms and conditions set forth as follows:

1. Premises under the Lease : Party A hereby leases the premises located at 8th Floor-1, No. 100, Ming-Chuan Road, Hsintien City, Taipei County (including a car park space : B4 / No. 12) under the Lease.

2.   The Term of the Lease :

A. The term of the Lease shall be six years, commencing from March 20th, 2003 to March 19th, 2009.

B. The Lease may be renewed by Party B giving a notice in writing to Party A at least three months prior to the expiration of the term hereof, and such renewal, if any, shall be subject to the rental and other conditions as negotiated by both Parties. A new lease shall be contracted otherwise by the Parties.

C. In the event that Party A shall not consent to the renewal of lease after receiving a written notice by Party B requesting for such renewal, Party A shall reply to Party B in writing thereupon. In such case, Article 451 of the R.O.C. Civil Code shall not be applied hereto, and Party B is obligated to restore the Premises to the original condition and return the Premises unconditionally to Party A upon expiration of the Lease term without delay in any excuse.

D. Party A shall give Party B a total of twenty-nine days of a gratuitous decoration period from February 19th to March 19th, 2003. Party B is responsible for dismantling the decoration of the Premises of the previous lessee and shall bear the Premise administration fee of February 2003 and the charge of electricity from January 6th to March 5th of 2003.

3.   Rent

A. The monthly rent shall be NT$110,000 in total(including value added tax, i.e. Party B shall issue a check for NT$99,000 per month to Party A). The monthly rent remains unchanged during the six years of the Lease term.

B. The rent shall be payable using the Premises delivery date to be the first day of each two-year period (twenty-four months) by twenty-four checks from Party B to Party A. The rent for the following two-year period must be honored to Party A by twenty-four checks at least twenty days before the date of the next period commences.

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C.       In the event that the rent checks hereby reserved shall be unpaid or bounced after any delay, Party B shall be liable for adding a penalty equivalent to 1% of the total of unpaid rent on a daily basis to unpaid rent payable. In the event after a warning is given by Party A Party B shall fail to pay the rent over two months, Party A may terminate the Lease. Party B shall vacate the Premises unconditionally without objection and pay unpaid penalty and other incurred expenses, in addition to the rent payable.

D. The rent and penalty payable as described above shall be paid and cleared by Party B; otherwise Party A may deduct from the rental deposit any of such unpaid amount. In the event that any other expenses is insufficient to cover the said total compensation, Party A may file an lawsuit against Party B for the difference.

4.   Rental Deposit

A. Party B shall pay to Party A a rental deposit of NT$330,000 upon signing of this Lease.

B. The said rental deposit shall be returned to Party B without interest, against the receipt originally issued for the payment of the rental deposit, upon expiration of this Lease, when Party B vacates and surrenders the Premises and has fulfilled this Lease obligation.

C. Party B shall not have the creditor's right of the rental deposit transferred or mortgaged to any third party.

5.       The Building Administration :

A. To maintain the Building with utmost due diligence, Party B agrees that Party A commissions an experienced building administration company to govern the administration of this Building. Party shall abide by the regulations governing the administration of this Building as specified by administration office of this Building.

B. The electricity consumption shall be paid by Party B according to the readings on the respective electricity meter according to the Taiwan power Co. The water supply charge shall be paid by Party B according to the readings on the respective meter, if any; otherwise distributed in proportion to the area leased by each lessee. The private air-conditioning consumption by the individual lessee shall be paid by the individual lessee according to the readings on the respective air-conditioning meter. The expenses involved in the electricity, water supply and public air-conditioning for the public facilities shall be distributed according the readings on respective meters in proportion to the area leased by each lessee. The said expenses shall be paid monthly to administration office of this Building on time. All charges of consumables due to facilities, which are privately used by Party B, shall be borne by Party B.

C. Party B agrees to pay the expenses involved in building equipment maintenance, cleaning, air-conditioning equipment maintenance and all other public utility equipment in proportion to the area leased by each lessee and shall pay to the administration office of this Building on time.

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6.   Insurance : Party A shall acquire sufficient and appropriate insurance for possessed premises. Party B shall acquire appropriate insurance for movables and equipment, etc. inside the leased Premises; Party A shall in no circumstances have any concern therefrom.

7. Underground Parking Lot : Party A is obligated to provide a set of parking card relating to each parking space. In the event that the damage or loss to any parking card possessed by Party B, Party B shall directly reapply a new parking card to the administration office of this Building at Party B's own cost. If an additional parking space in the Premises is required by Party B, Party B shall directly apply to the administration office of this Building in accordance with Parking Lot Code ([ ][ ][ ][ ][ ][ ][ ][ ][ ]).

8.   Use of Premises :

A. Party B shall use the Premises only for legal office purposes and shall not use such for any other purpose.

B. Party B shall not, in whole or in part, have the Premises subleased, transferred, mortgaged to any third party, or in any other way provided for use by any third party. Any subsidiary company owned by Party B is not subject to the limits.

C. Party B shall not use the Premises for operating businesses relating to tax evasion, contraband trading or other illegal use, nor for storing hazardous articles that will cause public danger. Party B shall be answerable and responsible for the consequence of any breach of Ordinances, if any; Party A shall be exempted from such liability therefrom.

D. Public facilities and areas of this Building, such as corridors, open spaces, parking lot, toilets, underground utility rooms, outdoor sidewalks on the first floor of this Building, and all other public areas including stairways, fire escapes, elevators, reservoirs and ambiences, etc., shall not be used for storing articles, living quarters, residence, or other activity by Party B. Leased Premises and other equipment, such as elevators, water supply and electricity meters, lighting, aluminum/glass made doors and windows, sanitary facilities, fire apparatuses, fire-blocking walls and other facilities of this Building shall be kept in good condition. equipment inside the Premises shall not be destroyed or privately established, indoor partitions and decoration of the Leased Premises by Party B are not subject to such limits..

E. The specification signboard of all lessees is provided at a designated place in the lobby inside the first floor of this Building by Party A, Party B shall set up the Company logo or signboard in accordance with designated size and place provided by Party A.

F. 1) In the event that any damage in the leased Premises, such as air-conditioning equipment, water supply and wire pipes, doors, windows, RC structure, ceiling panels and/or associated construction is made due to force majeure or any causes for which Party B shall not be liable, Party A shall, basing on the obligation of a lessor, repair the damage as soon as possible. In case any damage in the leased Premises is made otherwise or regular replacement of hardware components or parts, such as water supply and drainage, power outlets/switches, lighting, glasses and lockers, or painting damage, etc., Party B shall be obligated to repair or compensate therefor at Party B's own costs.

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                           2) Party B may make alternations of partitions and/or
                  facilities in the Premises as Party B deems necessary; construction work shall not damage the main structure, fire apparatuses and the facilities of this Building and such amendment shall be at Party B's own costs.

                           3) Party B shall not erect illegal additions,
                  structures, et cetera on the Premises.

                           4) If Party B shall make alternations of water
                  supply, electricity and air-conditioning equipment in the leased Premises, Party B needs to make such request to Party A by submitting plan(s) for approval. Only after Party A releases written approval and the administration office of this Building is well informed, can construction work begin; upon the completion of construction work, related charts shall be placed on file by Party A. The usage of water supply, electricity and air-conditioning after alternations shall not be more than the total electric load in the leased Premises. All expenses involved in design, amendment, and construction shall be borne by Party B. If any damage is made by Party B, his agents, or his employees by negligence or intention, thus causing loss to Party A and other lessees in the Premises, Party B shall be fully responsible for compensating such damage or loss.

         5) If amendment of facilities, such as wires, pipes and equipment completed by Party B fails to pass building safety inspections, Party B shall be fully responsible for the improvement in the leased Premises in accordance with building safety standards and passing the requirements of building safety inspections. Such expenses shall be at Party B's own costs.

         6) If Party B desires to install associated security system and equipment in the leased Premises, Party B shall make such request to the administration office of this Building in writing. Only after Party A evaluates that the plan shall not influence the Building security system, can the security system and equipment be established.

G. Party B shall not use the Premises to engage in the transactions of direct sales, futures, nor as a negotiable securities transactions business house, nor as an investment company, which absorbs private funds, nor for raising dogs or other animals.

9.   Special Agreements :

A. The leased Premises belongs to the Third Categorized Industrial District([ ] [ ] [ ] [ ] [ ][ ]) under "Land Use Districts of Taipei County([ ][ ][ ][ ][ ][ ][ ][ ][ ])", it is expressly understood that Party B shall follow the regulations of the land use districts.

B. The house tax and land value tax of the Premises shall be borne by Party A; whereas the expenses involved in taxes payable for business operations and income tax owing to the leased Premises included in the rent shall be borne by Party B.

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C.       Party B shall be liable for the expenses involved in water supply, electricity, air-conditioning and building administration of the Premises prescribed in Article 5 of this Lease following the date of delivering the leased Premises from Party A to Party B.

D. In the event that Party B fails to pay the rent payable, the charges for water supply and electricity consumption and other expenses in accordance with this Agreement, Party A shall terminate water and electricity supplies, whereupon Party B shall have no objection.

E. The either party may, during the period of this Lease, terminate this Lease by giving a written notice to the other party at least three months in advance. In addition to paid rent of that month(within a month shall be deemed as a whole month), the Lease shall be terminated at the end of the subsequent three months as mentioned and the rent checks paid in advance before being cashed shall be paid back to Party B by Party A after Party B vacates and surrenders the Premises.

F. In the event that Party B violates any provisions of this Lease and fails to improve within a certain time limit upon a written notification given by Party A, Party A shall terminate the Lease and demand Party B to vacate and surrender the Premises within a certain time limit. Thereupon Party B shall surrender the Premises to Party A and the rent paid in advance shall not be returned back to Party B, in addition, Party B shall pay to Party A a compensation of a sum equal to three months of rent on the time of such termination.

G. Upon expiration or termination of this Lease, Party B shall restore the Premises to the original condition, vacate and surrender the Premises to Party A and clear the Premise of decoration and waste material. Any article left inside the Premises, such as signboard, logo or partitions, etc., prescribed in Article 8 of this Lease shall be deemed to be abandoned at the disposal of Party A as waste, and such expenses shall be borne by Party
     B. Party A may deduct from the rental deposit or pursue Party B's guarantee for such expenses, to which Party B and Party B's guarantee shall have no objection.

H. When Party B surrenders the Premises to Party A, Party B shall not request for any moving cost or other expenses in any excuse, nor ask for the return of the rental deposit from Party A prior to the surrender of the Premises.

I. Upon the expiration of the Lease term, in the event Party B delays or refuses to surrender the Premises if a new lease agreement is not executed, Party B shall be liable for a default penalty equivalent to one month of the rental after a delay of one month from the date of expiration. Party B shall pay a default penalty equivalent to two months of the rental adding to the penalty amount of the preceding month after delays of returning the Premises over two months from the date of expiration. After delays of returning the Premises over three months, another default penalty equivalent to a triple monthly rental shall be added to preceding amounts to be borne by Party B. In the event that Party B occupies the Premises over four months after the expiration of the Lease, Party B shall pay quintuple monthly rent on a monthly basis, in addition, vacate and surrender the Premises back to Party A as soon as possible.

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J.       Upon the expiration of this Lease, Party B shall take priority of leasing the Premises.

K. If Party A desires to sell the leased Premises, Party B shall enjoy the right of preemption.

10. Rights and Obligations : Party B shall use the Premises with the degree of care of a responsible administrator. If the Premises provided by Party A are damaged or destroyed by Party B, his agents, or his employees due to negligence or intention, Party B shall be fully responsible for compensating such damage or loss.

11. Surrender of the Premises : upon expiration or termination of this Lease, Party B shall restore the leased Premises to the original condition, vacate and surrender the Premises to Party A and clear the Premise of decoration and waste material. Upon hand-over of all items in the leased Premises back to Party A without disputes, Party B shall settle rent payable, unpaid penalty and compensation for damages, if any; otherwise Party A shall deduct from the rental deposit, to which Party B shall have no objection.

12.  Supplemental Provisions :

A. Points not mentioned in this Lease shall be handled in accordance with relevant regulations or mutual agreement by both parties. In case of any disputes arising from this Lease, both Parties agree that case shall be subject to the jurisdiction of Taipei District Court for the first trial of such lawsuit.

B. This Lease shall be in duplicate and two copies, each Party shall hold an original and one copy, respectively, for record.

     The Parties :
     Lessor (Party A)      : Kan, Hung-Sen([ ] [ ] [ ])
     Responsible Person    : Kan, Hung-Sen([ ] [ ] [ ])
     Address               : 1 F, 109, Zheng-Da 2 Street, Wen Shan District,
                             Taipei City

     Lessee (Party B)      : Kid Castle Internet Technology Corporation
     Responsible person    : Wang, Kuo-An

     Business Uniform No.  : 70676630
     Address               : 8th Floor, No. 98, Ming-Chuan Road, Hsintien City,
                             Taipei County

     Date: February 19th, 2003